Exhibit 10.12
EMPLOYMENT AGREEMENT
This AGREEMENT, dated as of __________, 2021 by and between N-able Solutions ULC, a company incorporated under the laws of the Province of Ontario (the “Company”) and wholly-owned subsidiary of N-able, Inc., a Delaware corporation (“Parent”) and Frank Colletti (the “Employee”) and shall be effective as of the Effective Time (as defined in that certain Separation and Distribution Agreement to be entered into by and between SolarWinds Corporation (“SolarWinds”) and Parent in connection with the separation of Parent from SolarWinds (the “Separation Agreement”)) (the “Effective Date”). In the event that the Effective Time shall not occur, this Agreement shall be null and void.
WHEREAS, Employee has been employed by the Company (previously doing business as SolarWinds MSP Canada ULC) under an employment agreement with the Company dated May 24, 2013 (the “First Employment Agreement”);
WHEREAS, the parties entered into a new employment agreement on or about July 9, 2020 (the “Second Employment Agreement”);
WHEREAS, the Company plans to promote the Employee, and further such promotion, desires to enter into the following Agreement with the Employee, and Employee desires to enter into such Agreement with the Company;
THEREFORE, IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:
1.    Position and Duties.
(a)    The Employee will be employed by the Company, on a full-time basis, as Executive Vice President, Worldwide Sales. The Employee shall report to the Company’s Chief Executive Officer, or such other chief executive as designated by the Company from time to time (hereinafter referred to as the “Managing Executive”).
(b)    The Employee agrees to perform the duties of Employee’s position and such other duties as may reasonably be assigned to the Employee from time to time. The Employee also agrees that, while employed by the Company, the Employee will devote substantially all of Employee’s business time and efforts to the advancement of the business and interests of the Company and its Affiliates (as defined in Section 6 below) and to the discharge of Employee’s duties and responsibilities for them. Notwithstanding the above, the Employee shall be permitted, to the extent such activities do not in the aggregate materially interfere with the performance by the Employee of Employee’s duties and responsibilities hereunder to: (i) manage Employee’s personal, financial and legal affairs; (ii) serve on civic, educational, philanthropic or charitable boards or committees; and (iii) serve on any other corporate board or committee as long as such board or committee is disclosed to the Company and does not cause a conflict of interest with Employee’s duties at the Company.

2.    Compensation and Benefits. During Employee’s employment, as compensation for all services performed by the Employee for the Company and its Affiliates, the Company will provide the Employee the following pay and benefits:
(a)    Base Salary. The Company will pay Employee a base salary at the rate of $370,000 CAD per year (“Base Salary”), payable in accordance with the regular payroll practices of the Company. The Base Salary shall be reviewed and subject to change from time to time by the Company in its discretion. The current Base Salary is effective as of March 1, 2021.
(b)    Bonus Compensation. Employee will also be eligible to participate in the Company bonus plan with a potential to earn a target bonus amount of 80% of Employee’s then-current base salary upon the achievement of Company metrics established by the Board (as defined below) and individual performance factors that will be mutually determined by Employee and Employee’s manager. All payments under this Section 2(b) are inclusive of applicable vacation pay, if any, which will be paid together with the bonus, will be made in accordance with the regular payroll practices of the Company and the terms of the applicable Company plan, are not guaranteed and are subject to change at any time for any reason. The targets shall be reviewed and subject to change from time to time by the Company in its discretion.
(c)    Participation in Employee Benefit Plans and Vacation Policies. The Employee will be entitled to participate in all employee benefit plans and vacation policies in effect for similarly-situated employees of the Company. The Employee’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies.
(d)    Business Expenses. The Company will pay or reimburse the Employee for all reasonable business expenses incurred or paid by the Employee in the performance of Employee’s duties and responsibilities for the Company. Reimbursements shall be subject to such reasonable substantiation and documentation as the Company may specify from time to time.
(e)    Currency. All compensation is stated in Canadian dollars.
3.    Confidential Information and Restricted Activities. Employee has entered into an Employee Proprietary Information Agreement (“EPIA”) with the Company and acknowledges his obligations thereunder. The EPIA is specifically incorporated into this Agreement.
4.    Termination of Employment. The Employee’s employment under this Agreement shall continue until terminated pursuant to this Section 4.
(a)    Termination for Cause. The Company may terminate the Employee's employment for Cause, without any obligation to provide notice of termination or pay any amounts in lieu thereof, except to the extent required by applicable employment standards legislation. For purposes of this Agreement, "Cause" means any of the following: (i) following fifteen (15) days advance written notice to the Employee setting forth in reasonable detail the nature of the Cause, the Employee's continued substantial violations of Employee's employment duties or willful disregard of commercially reasonable and lawful directives from the Managing Executive, after Employee has received a written demand for performance from the Managing Executive that sets forth the factual basis for the Company's belief that Employee has not substantially performed Employee's duties or willfully disregarded directives from the Managing Executive; (ii) the Employee's moral turpitude, dishonesty or gross misconduct in the performance of Employee's duties or which has materially and demonstrably injured the finances or future business of the Company or any of its Affiliates as a whole; (iii) following fifteen (15) days advance written notice to the Employee setting forth in reasonable detail the nature of the Cause, the Employee's material breach of this Agreement or the EPIA; (iv) the Employee's conviction of, or guilty plea to, any indictable offence or any other act of fraud, misappropriation, embezzlement, or the like involving the Company's property; or (v) an act of wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Company; provided, however, that no such act or event described in clauses (i) and (iii) of this paragraph (a) shall constitute Cause hereunder if the Employee has fully cured such act or event during the applicable fifteen (15) day notice period.
(b)    Termination for Death or Disability. This Agreement shall automatically terminate in the event of Employee's death during employment. Except as required by law, no severance pay or other separation benefits will be paid in the event of such termination due to death except that any accrued Base Salary, any bonus compensation to the extent earned but unpaid, any vested deferred compensation or equity awards (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee's rights under such plans, and any appropriate business expenses incurred by Employee in connection with the Employee’s duties hereunder, all to the date of termination (collectively "Accrued Compensation") will still be paid to the Employee. In the event the Employee becomes disabled during employment and, as a result, is unable to continue to perform substantially all of Employee's duties and responsibilities under this Agreement for a consecutive period of twelve (12) weeks, the Company will continue to pay the Base Salary to Employee and benefits in accordance with Section 2(a) above during such period. If the Employee is unable to return to work after twelve (12) consecutive weeks of disability, and provided that there is no reasonable prospect that the Employee will return to work in the foreseeable future, the Employee’s employment will cease due to frustration. Upon frustration due to disability, the Employee shall be provided only such minimum notice, pay in lieu of notice (together with applicable vacation pay), benefit continuation and severance pay as is required by the Employment Standards Act, 2000 (the "ESA"). If any question shall arise as to whether the Employee is disabled to the extent that the Employee is unable to continue to perform substantially all of the Employee’s duties and responsibilities for the Company, and that there is no reasonable prospect that the Employee will be able to do so in the foreseeable future, the Employee shall, at the Company's request, and at the Company's expense, submit to a medical examination by a physician selected by the Company to whom the Employee's guardian, if any, has no reasonable objection to determine whether the Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such a question arises and the Employee fails to submit to the requested medical examination, the Company's determination of the issue shall be binding on the Employee.
(c)    Termination Other Than for Cause; Severance; Release. In the event of termination of the Employee’s employment by the Company other than for Cause, the Employee shall be entitled to receive: (i) a lump sum cash severance amount equivalent to twelve (12) months of Employee’s then current annual base salary (the “Severance Payments”), less applicable deductions; (ii) any earned, but unpaid, incentive compensation payments; (iii) continuation of all group health care benefits as required by the ESA and to the extent permitted by the Company’s benefits provider continuation of the health and dental care benefits for Employee and Employee’s dependents on the same basis as active employees, for a period of twelve (12) months from the date of termination. The Company intends by this sub-article to provide the Employee, upon termination of employment other than for Cause, with a greater right or benefit than the rights and benefits to which the Employee is entitled under the ESA on termination. In the event that the rights and benefits to which the Employee is entitled under the ESA are greater than the rights and benefit provided for herein, the rights and benefits provided by the ESA shall prevail and shall be paid and/or provided to the Employee. Any obligation of the Company to provide the Employee severance benefits under this Section 4(c) that are in excess of the rights and benefits to which Employee is entitled under the ESA (the “Enhanced Severance Benefits”), is conditioned upon the Employee signing and not revoking a release of claims in the form provided and customarily used by the Company and reasonably acceptable to Employee that becomes effective no later than seventy-four (74) days following the Employee’s termination date or such earlier date required by the release agreement (such deadline, the “Release Deadline”). If the release does not become effective by the Release Deadline, the Employee will forfeit any rights to such Enhanced Severance Benefits under this Section 4(c). In no event will Enhanced Severance Benefits be paid or provided until the release actually becomes effective.
(d)    Termination of Obligations. Except as set out in this Agreement, the Employee will not be entitled to any further notice of termination, reasonable notice of termination, pay in lieu of notice of termination or damages in lieu of notice of termination as a consequence of the termination or severance of the Employee’s employment under contract or at common law. The Employee understands and agrees that the terms of Section 4(c) will also apply in the event the Employee successfully claims that the Employee has been constructively dismissed by the Company, or in the event the Company is unsuccessful in asserting there was Cause to terminate the Employee’s employment.
(e)    Survival. Provisions of this Agreement shall survive any termination if so provided in this Agreement or if necessary to accomplish the purposes of other surviving provisions, including without limitation the Employee’s obligations under Section 3 of this Agreement. The obligation of the Company to make Enhanced Severance Payments to the Employee under this Section 4 is expressly conditioned upon the Employee’s continued full performance of the obligations under Section 3 hereof that survive the termination of Employee’s employment. Upon termination by either the Employee or the Company, all rights, duties and obligations of the Employee and the Company to each other shall cease, except as otherwise expressly provided in this Agreement.
5.    Change of Control Benefits. In the event of termination of the Employee’s employment by the Company other than for Cause or in the event of Constructive Termination, in either case upon or during the twelve (12)-month period after the effective date of a Change of Control, the Employee shall be entitled to (i) the consideration set forth in Section 4(c) above; (ii) an additional lump sum cash amount equivalent to six (6) months of Employee’s then-current annual base salary (in addition to the 12 months’ severance set forth in Section 4(c) above); and (iii) accelerated vesting of all of Employee’s then unvested equity awards, such that all of Employee’s then-outstanding equity awards shall immediately and fully vest as of the date of such termination.
6.    Definitions. For purposes of this Agreement, the following definitions apply:
“Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.
“Change of Control” means a transaction or series of transactions where the shareholders of the Company (or those of its ultimate parent entity) immediately preceding such transaction own, following such transaction, less than 50% of the voting securities of the Company or SolarWinds Corporation if prior to the spin-off of the Company and its relevant parent (“N-able”) and affiliated entities (the “Spin-Off”); provided however, that a firmly underwritten public offering of the Common Stock shall not be deemed a Change of Control, and provided further, that the Spin-Off shall not constitute a Change of Control for any purpose under this Agreement.
“Constructive Termination” means a termination in which the Company, without Employee’s express written consent, either (i) materially reduces the powers and duties of employment of Employee resulting in a material decrease in the responsibilities of Employee, (ii) materially reduces the pay of Employee, or (iii) requires a material change in the geographic location of Employee’s primary work facility or location, and due to an act or event in items (i) - (iii) above, Employee terminates his employment with the Company within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of such acts or events; provided, however, that a relocation of less than thirty (30) miles from Employee’s primary office in Ottawa, Canada, as applicable, will not be considered a material change in geographic location and thus a termination by Employee for this reason shall not be construed as a Constructive Termination; and provided further, that Employee may not resign for Constructive Termination unless Employee first provides the Company with written notice of the acts or events constituting the grounds for “Constructive Termination” within ninety (90) days of the initial existence of the grounds for “Constructive Termination” and a reasonable cure period of not less than thirty (30) days following the date of such notice, and such grounds for “Constructive Termination” have not been cured during such cure period. This definition of Constructive Termination is only applicable upon a Change of Control.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.
7.    Conflicting Agreements. The Employee hereby represents and warrants that the Employee’s signing of this Agreement and the performance of the Employee’s obligations under it will not breach or be in conflict with any other agreement to which the Employee is a party or are bound and that the Employee is not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of the Employee’s obligations under this Agreement.
8.    Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
9.    Assignment. Neither the Employee nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon the Employee and the Company, and each of our respective successors, executors, administrators, heirs and permitted assigns.
10.    Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
11.    Miscellaneous. This Agreement and the EPIA set forth the entire agreement between the Employee and the Company and replace all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Employee’s employment. In the event of a conflict between the EPIA and this Agreement, the terms in the EPIA shall prevail. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Employee and an expressly authorized representative of the Board. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
12.    Accommodation: The Company is committed to fostering an inclusive and accessible environment where employees feel valued and respected, and where every employee has the opportunity to realize their potential. The Company strives to respect the dignity and independence of people with disabilities and is committed to giving them the same opportunity to succeed as all other employees. Accommodations are available throughout an employee’s employment at the Company, and if the Employee has a disability the Employee may request to be accommodated at any time. The Company will work with all employees to accommodate individual accessibility needs to the point of undue hardship.
13.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario without regard to the conflict of laws principles thereof.
14.    Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the Canadian mail, postage prepaid, and addressed to the Company at its principal place of business, to the attention of the General Counsel or in the case of the Employee, at the Employee’s last known address on the books of the Company (or to such other address as either party may specify by notice to the other actually received).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

N-ABLE SOLUTIONS ULC

By:
Name:
Title:

Frank Colletti